UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2016

THE MADISON SQUARE GARDEN COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-36900	47-3373056
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Penn Plaza New York, NY		10121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 465-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 6, 2016, The Madison Square Garden Company (the “Company”) entered into a new employment agreement with Joseph F. Yospe which replaced his employment agreement which expired on February 19, 2016. The employment agreement provides for Mr. Yospe’s continued employment as the Senior Vice President, Controller and Principal Accounting Officer of the Company.

Pursuant to the new employment agreement, which was effective September 1, 2016, Mr. Yospe receives an annual base salary of $502,825. He is eligible to participate in the Company’s discretionary annual bonus program with an annual target bonus opportunity equal to 45% of his base salary. Bonus payments are based on actual salary paid during the year for which they are awarded. Mr. Yospe is eligible for our standard benefits program. He is also eligible, subject to his continued employment by the Company and actual grant by the Compensation Committee, to participate in such long-term incentive programs that are made available in the future to similarly situated executives at the Company, with an expected aggregate target value of not less than $460,000. Any such awards are subject to actual grant by the Compensation Committee, and are pursuant to the applicable plan document and the terms and conditions established by the Compensation Committee in its sole discretion.

If, prior to September 1, 2019 , his employment is either involuntarily terminated by the Company for any reason other than “cause” (as defined in the agreement), or is terminated by Mr. Yospe for “good reason” (as defined in the agreement) and cause does not then exist, the Company is obligated to provide him with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Company, but in no event less than the sum of Mr. Yospe’s annual base salary and annual target bonus and (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred. Payment of any such amounts is subject to Mr. Yospe’s execution of a severance agreement including a release of claims in favor of the Company and its affiliates.

The employment agreement contains certain covenants by Mr. Yospe including a noncompetition agreement that restricts Mr. Yospe’s ability to engage in competitive activities until the first anniversary of a termination of his employment with the Company; provided that the noncompetition covenant will not apply following a termination of Mr. Yospe’s employment either by the Company other than for cause or by Mr. Yospe for good reason (if cause does not then exist) if Mr. Yospe waives his entitlement to the severance benefits described above.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement dated September 6, 2016, between the Company and Joseph F. Yospe.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MADISON SQUARE GARDEN COMPANY (Registrant)

By:	/s/ Lawrence J. Burian
	Name:	Lawrence J. Burian
	Title:	Executive Vice President, General Counsel and Secretary

Dated: September 9, 2016

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